UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2007

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2007, Benchmark Electronics, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company and the following Banks: JPMorgan Chase Bank, N.A. as administrative agent, collateral agent and issuing lender; and Bank of America, N.A., Wells Fargo Bank, N.A. and Comerica Bank as co-documentation agents. This agreement amends and restates the Company’s existing $100 million secured credit agreement, and is a five year revolving credit facility for general corporate purposes with a maturity date of December 21, 2012. The Credit Agreement includes an accordion feature under which total commitments under the facility may be increased by an additional $100 million, subject to satisfaction of certain conditions.

The foregoing summary of the terms and conditions of the Credit Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9-01.                     Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 10.1

Third Amended and Restated Credit Agreement dated December 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 27, 2007	By:	/s/ GAYLA J. DELLY
Gayla J. Delly
President

EXHIBITS INDEX

Exhibit
Number	Description

* Exhibit 10.1

Third Amended and Restated Credit Agreement dated December 21, 2007.

* Certain schedules and exhibits to this agreement have been omitted from the filing.  Any such exhibits or schedules shall be furnished to the Securities and Exchange Commission upon request.